UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Notice Board of Trustees approved conversion to the KKR Asset-Based Finance Fund (K-ABF) Dear Shareholders: Proxy materials were recently filed with the SEC. If you are an investor in KKR Credit Opportunities Portfolio (“KCOP”), you should have received or will be receiving proxy materials electronically or in the mail. You can vote by going to www.proxyvote.c,om or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card you received.’ Please click the link below to read our proxy materials. Proxy Materials Your vote is very important to us. Whether or not you plan to attend the virtual meeting, we ask that your shares be represented and voted. Thank you for your participation in this process. 1. You must be a shareholder of record as of the close of business on June 16. 2025 to vote. The meeting is currently scheduled fo1r August 25. 2025.